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                                                                   Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71430) pertaining to The Gradall Company Hourly Employees' Savings and Investment Plan of our report dated December 10, 2002, with respect to the financial statements and supplemental schedule of The Gradall Company Hourly Employees' Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



/s/ Rea & Associates, Inc.


New Philadelphia, Ohio
January 21, 2003